Exhibit 99.1

NEWS RELEASE

Xu-5 zone at Zitong-1 flows gas at significant pressure

Ivanhoe to commence fracture stimulation at Yixin-2 and Zitong-1

CHENGDU, SICHUAN – (April 5, 2011) – David Dyck, President and Chief Operating Officer of Ivanhoe Energy Inc. (TSX: IE, NASDAQ: IVAN), and Gerald Moench, President of Sunwing Energy Ltd., announced today that positive gas flows have been recorded during testing operations on the Xu-5 formation of the Zitong-1 natural gas discovery well in China’s Sichuan Province.

Recent testing in the Xu-5 formation exposed up to 54 metres of pay, in five sets of perforations. A pressure build-up was recorded while the well was shut-in for a 24-hour period. The down-hole recorders and perforating system were recovered, following which the well was configured for a small acid stimulation to clean-up the perforation and near-by reservoir. The test results indicated Xu-5 reservoir pressure of 10,500 psi which is considered to be very over pressured and an encouraging indicator of reservoir quality and performance.

Subsequent testing recorded flow rates of 750,000 to 2,000,000 cubic feet a day through a three to four-millimetre choke at pressures up to 3,000 psi. During testing operations, hydrate issues were observed down hole and at the surface, which could account for some of the variation in flow rates. Bottom-hole recorders are being recovered and will be analyzed to assist in reservoir modelling and planning for a vertical well fracture stimulation program.

Follow-up wire-line production-logging surveys have indicated that most of the gas flow came from the upper 18 metres of perforations. Preparations are underway for a second acid stimulation over the four sets of perforations in the lower 36 metres, which will be isolated from the top 18 metres that have undergone initial testing. The lower sets of perforations will be flow tested before the well is set up for a vertical fracture stimulation of the Xu-5’s entire 54-metre perforated interval. Test results after the fracture stimulation will be analyzed to assist in planning a future horizontal well which will target the Xu-5 formation.

The testing programs on this well encountered unexpected third-party delays while waiting for the necessary equipment to complete the work; demand for well service equipment in the Sichuan Basin is steadily increasing along with the demand for natural gas.

It has been recently reported that major multi-national energy companies have high expectations for unconventional gas in China, including tight-gas and shale-gas, and they are ramping up their investment and activity in the region. This activity has put some pressure on the timely availability of equipment in the area. Potentially adding to this demand for equipment, China is reportedly in the process of drafting policies and incentives to encourage development of unconventional gas plays in support of its stated goal to increase the use of cleaner-burning fuels.

In January 2011, Ivanhoe Energy reported that Zitong-1’s deeper Xu-4 formation had flowed gas at a restricted rate of approximately 750,000 cubic feet per day, through a three-millimetre choke, during limited testing. The Xu-4 zone was then isolated to allow perforating and testing the shallower Xu-5 formation. Additional Xu-4 evaluation in the Zitong-1 well will be scheduled after completing all testing and evaluation of the Xu-4 fracture stimulation at the Yixin-2 well.

“We continue to make excellent progress at our two new natural gas discoveries and look forward to the results of our upcoming fracture stimulation programs,” said Mr. Dyck.

“The Zitong Block consists of deep, high-pressure reservoirs that are classified as “tight gas”. The permeability and porosity of the sandstones encountered in the Zitong-1 and Yixin-2 gas discoveries fall within the parameters of current, highly productive, commercial tight-gas projects in North America. The key difference and positive indicator is that we are obtaining significant flow rates from these wells prior to fracture stimulation. The planned stimulation programs have the potential to significantly increase these early flow rates, providing critical information to better understand reservoir performance, including the scale of the reserves,” added Mr. Dyck.

With successful pre-stimulation gas flows from tests on the Xu-4 and the Xu-5 formations, the company estimates that the four main structures on the Zitong block contain between 0.3 (P90) and 1.7 (P10) trillion cubic feet of total gas initially-in-place, with a best estimate (P50) of 0.75 trillion cubic feet. This resource estimate does not include potential from the Xu-2 formation or any of the additional, smaller structures on the block – or the potential for a regional tight-gas play, which the company believes is achievable, given the number of off-structure wells that have achieved gas flows. The company is currently conducting further evaluation to permit classification of these resources into more specific categories pursuant to National Instrument 51-101, to estimate the recoverable portion of these in-place volumes and to determine their commerciality. In the meantime, there is no certainty that it will be commercially viable to produce any portion of these resources.

Yixin-2 gas well discovery ready for fracture stimulation

The Yixin-2 well has been prepared for fracture stimulation, which is scheduled for late April and is contingent upon securing the necessary service equipment. Following fracture stimulation, production testing at the Yixin-2 well will determine optimal rates for long-term production.

“With a successful fracture stimulation program, and following initial testing, the wells will be available to be tied-in to the local gas-gathering system, which will allow for longer-term performance monitoring and sales,” said Mr. Moench. “Tie-in facilities are within approximately two kilometres of both wells and can be accomplished within a short time frame and for minimal capital cost, and we expect these activities to culminate in reported production and associated cash flow in 2011.”

Provisional overall development plan underway for Zitong Block

Sunwing Energy is preparing a provisional, overall development plan for the Zitong Block and expects to submit this plan to PetroChina by the end of June 2011. The plan will provide PetroChina with a conceptual overview of the development activity that Sunwing Energy proposes to undertake to develop the natural gas opportunities across the Zitong Block.

Sunwing is the operator of the 659,840-acre (1,031-square-mile) Zitong exploration block in Sichuan and holds a 90% interest in a Petroleum Contract with PetroChina Company Limited. Mitsubishi Gas Chemical Company, of Japan, holds the remaining 10% interest.

Ivanhoe Energy Inc. is an independent, international heavy-oil development and production company focused on pursuing long-term growth in its reserves and production using advanced technologies, including its proprietary, patented heavy-to-light upgrading process (HTL™). Core operations are in Canada, Ecuador, China and Mongolia, with business development opportunities worldwide. Ivanhoe’s shares trade on the NASDAQ Capital Market with the ticker symbol IVAN and on the Toronto Stock Exchange under the symbol IE.

For more information about Ivanhoe Energy Inc., please visit our web site at www.ivanhoeenergy.com.

For Further Information Contact:	David Dyck: 1 (403) 817-1138
Dorreen Miller: 1 (403) 817-1108
info@ivanhoeenergy.com

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements concerning the anticipated timing and results of planned fracture stimulation and further evaluation and testing of the Yixin-2 and Zitong-1 well, the future tie-in of the Zitong Block wells to the local gas-gathering system and other statements which are not historical facts. When used in this document, the words such as “could”, “plan”, “estimate”, “anticipate”, “intend”, “may”, “potential”, “should” “expect”, and similar expressions relating to matters that are not historical facts are forward-looking statements. Although Ivanhoe Energy and Sunwing Energy believe that their expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the possibility that the company will be unable to raise financing, the potential that the company’s projects will experience technological and mechanical problems, geological conditions in reservoirs may not result in commercial levels of gas production, the availability of drilling rigs and other support services, , the risk associates with doing business in foreign countries, environmental risks, changes in product prices, our availability to generate cash flow and raise capital as and when required, competition and other risks disclosed in Ivanhoe Energy’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on EDGAR and the Canadian Securities Commissions on SEDAR.

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